UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2010

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2010, American Tower Corporation (the “Company”) announced that its indirect wholly owned Indian subsidiary, Transcend Infrastructure Limited, has entered into a definitive stock purchase agreement (the “Agreement”) pursuant to which it will acquire from three Indian companies, Essar Telecom Infrastructure Holding Overseas Ltd., Essar Securities Limited, and Essar Investments, Limited, substantially all of the issued and outstanding shares of Essar Telecom Infrastructure Private Limited (“ETIPL”). ETIPL owns and operates approximately 4,450 wireless communications tower sites in India, including a number of tower sites that are currently under construction. The total consideration for the acquisition is estimated to be $430 million and is subject to certain post closing adjustments. The consideration to be provided will be satisfied with cash and the assumption of ETIPL’s net debt and other liabilities at closing. The Company expects to use its $1.25 billion senior unsecured revolving credit facility to satisfy the cash requirements at closing.

Consummation of the acquisition is subject to certain conditions, including receipt of regulatory approvals and other customary closing conditions. The transaction is expected to close by the end of the second quarter of 2010.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Item 2.02	Results of Operations and Financial Condition.

On February 24, 2010, the Company issued a press release (the “Press Release”) announcing financial results for the fourth quarter and full year ended December 31, 2009. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 24, 2010 (Furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: February 24, 2010	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 24, 2010 (Furnished herewith)